UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K
 _______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 4, 2017

OrangeHook, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	000-54249	27-1230588
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

319 Barry Avenue South #300
Wayzata, Minnesota 55391
 (Address of Principal Executive Offices including Zip Code)

(442) 500-4665
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 4, 2017 OrangeHook, Inc., a Florida corporation (the "OrangeHook") and OrangeHook's wholly-owned subsidiary LifeMed ID, Inc., a California corporation ("LifeMed") (collectively, the "Company"), entered into an Agreement for Assignment of Contract Proceeds (the "Agreement") with Dan Thompson, an individual, with respect future contractual payments from a business partner. In return for assignment of the rights to receive payment, Thompson loaned $1,950,000 to OrangeHook in support of the Company's working capital needs.

Under the terms of the Agreement, which is effective October 4, 2017, Thompson is to receive periodic scheduled payments in varying amounts directly from the business partner over the term of the Agreement. The Company remains liable for repayment of the full amount to Thompson, even if the business partner fails to pay on a timely basis or if Thompson must refund or disgorge any payment. In the event of a late payment, which is subject to a cure period of thirty (30) days, default interest will accrue at a rate of 18% per annum. The Agreement grants Thompson a security interest in the applicable contract, the Company's intellectual property and the proceeds and products of each and calls for Thompson to rank on a pari passu basis with the Company's other senior indebtedness.

Additionally, as a result of the Agreement, OrangeHook entered into a Commercial Guaranty with Midwest Bank ("Midwest") in the amount of $2,000,000. The Commercial Guaranty identifies Thompson as the borrower and OrangeHook as the guarantor. The terms of the guaranty require that OrangeHook guarantee the repayment by the borrower until the principal and interest have been repaid and prohibits OrangeHook from certain actions, including sale, assignment, encumbering or other disposal of all or substantially all of its assets. OrangeHook and Thompson also entered into a Security Agreement and Collateral Assignment of Contract agreement with Midwest granting a security interest in the contract covering payments from the business partner.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporate by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORANGEHOOK, INC.

Dated:   October 10, 2017
By:  /s/   James L. Mandel
               James L. Mandel
               President and Chief Executive Officer